Exhibit 10.36

CLEAN DIESEL TECHNOLOGIES, INC.

NEW EMPLOYEE INDUCEMENT AWARD

NONQUALIFIED STOCK OPTION

The purpose of this New Employee Inducement Award (the “Award”) granted by Clean Diesel Technologies, Inc., a Delaware corporation (the “Corporation”), is to further the interests of the Corporation and its shareholders by providing incentives in the form of stock awards to persons not previously Employees of the Corporation, or following a bona fide period of non-employment, as an inducement material to the person’s entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

I.	NOTICE OF GRANT OF STOCK OPTION (the “Notice”).

Participant:	Robert Craig Breese

Date of Grant:	March 8, 2012

Number of Option Shares:	176,676

Exercise Price:	$2.83

Initial Vesting Date:	The date one (1) year after Date of Grant

Option Expiration Date:	The date ten (10) years after the Date of Grant

Share Vesting:	Subject to the Terms and Conditions, the Award shall vest with respect to 28% of the total number of Option Shares on the Initial Vesting Date and 9% quarterly thereafter.

II.	TERMS AND CONDITIONS

1.	DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in Appendix A.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	TAX STATUS OF THE AWARD.

This Stock Option (the “Option”) is intended to be a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code. The Exercise Price represents an amount the Corporation believes to be no less than the Fair Market Value of a Share as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service (the “IRS”) will agree with the Corporation’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Corporation, its Directors, Officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

3.	ADMINISTRATION.

3.1 Committee.

(a) This Award shall be administered by the Board. The Board may, however, appoint a Committee to administer the Award which shall consist of not less than a sufficient number of disinterested members of the Board so as to qualify the Committee to administer this Award as contemplated by Rule 16b-3 and Section 162(m) of the Code. Vacancies on the Committee shall be filled by the Board.

(b) The Board or Committee is authorized to (i) interpret and administer the Award, (ii) grant waivers and accelerations of the Award, and (iii) take any other action necessary for the proper administration and operation of the Award.

3.2 Effect of Determination. Determination of the Board or Committee shall be final, binding and conclusive on the Participant. No member of the Board or Committee or any of its designee shall be personally liable for any action or determination made in good faith with respect to this Award.

4.	EXERCISE OF THE OPTION.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of vested shares less the number of Shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more Shares than the Number of Option Shares, as adjusted pursuant to Section 8.

4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Corporation. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Corporation or an authorized representative of the Corporation (including a third-party administrator designated by the Corporation). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Corporation, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Corporation may permit, to the Corporation, or an authorized representative of the Corporation (including a third-party administrator designated by the Corporation). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required. Further, each Exercise Notice must be received by the Corporation prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased and the applicable income tax withholding. The Option shall be deemed to be exercised upon receipt by the Corporation of such electronic or written Exercise Notice, the aggregate Exercise Price, and the applicable income tax withholding. However, Participant’s exercise of the shares of Corporation common stock may be subject to any market blackout period that may be imposed by the Corporation and must comply with the Corporation’s insider trading policies, and any other applicable securities laws.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent, (ii) if permitted by the Corporation, by tender to the Corporation, or attestation to the ownership, of Shares owned by the Participant having a Fair Market Value not less than the aggregate Exercise Price, (iii) if permitted by the Corporation, by tender to the Corporation, or attestation to the ownership by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

(b) Limitations on Forms of Consideration.

(i) Tender of Shares. Notwithstanding the foregoing, the Option may not be exercised by tender to the Corporation, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s Shares. If required by the Corporation, the Option may not be exercised by tender to the Corporation, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Corporation (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Corporation.

(ii) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Corporation providing for the assignment to the Corporation of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Corporation (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to establish, decline to approve, or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

4.4 Tax Withholding.

(a) In General. At the time the Award is executed, or at any time thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, and local tax withholding obligations of the Corporation, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Shares in settlement thereof. The Corporation shall have no obligation to deliver Shares until the tax obligations of the Corporation have been satisfied by the Participant.

(b) Withholding in Securities. The Corporation may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Option a number of Shares having a Fair Market Value, as determined by the Corporation as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Corporation determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of Shares that are purchased under the Option, which the Corporation determines is sufficient to generate an amount that meets the tax obligations plus additional Shares, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Corporation. The Shares may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Section 4.4, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

(c) Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the Option or disposition of the Shares and that the Participant is not relying on the Corporation for any tax advice.

4.5 Beneficial Ownership of Shares. The Participant hereby authorizes the Corporation, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice any or all Shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

4.7 Fractional Shares. The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

5.	NONTRANSFERABILITY OF THE OPTION.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.	TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, or (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7.

7.	EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability. The Option shall expire immediately upon the Participant’s termination of Service to the extent that it is then unvested. The Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall expire.

(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the Option Expiration Date.

(b) Death. If the Participant’s Service terminates because of the death of the Participant, the portion of the Option that has not then vested shall expire immediately but such portion of the Option that has then vested may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the Option Expiration Date.

(c) Termination for Cause. Notwithstanding any other provision of this New Employee Inducement Award, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(d) Voluntary Resignation. If the Participant’s Service terminates because of the Participant’s voluntary resignation, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of 90 days after the date on which the Participant’s Service terminated, but in any event, no later than the Option Expiration Date.

(e) Termination Without Cause or Resignation for Good Reason.

(i) Absent a Change In Control. Upon Participant’s termination of Service Without Cause or Resignation for Good Reason absent a Change in Control, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of 90 days after the date on which the Participant’s Service terminated, but in any event, no later than the Option Expiration Date.

(ii) Concurrent With or After a Change in Control. Upon Participant’s termination of Service Without Cause or Resignation for Good Reason concurrent with or subsequent to a Change in Control, unvested Shares will vest immediately upon termination. In the instance of termination of Service Without Cause, Options may be exercised by the Participant at any time prior to the expiration of 90 days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. In the instance of termination of Service for Good Reason concurrent with or subsequent to a Change in Control, Options may be exercised by the Participant at any time prior to the expiration of 180 days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Corporation and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Corporation, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Corporation, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of Shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Corporation shall not be treated as “effected without receipt of consideration by the Corporation.” Any fractional share resulting from an adjustment pursuant to this Section 8 shall be rounded down to the nearest whole number, and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the Shares subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

9.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8. Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Corporation and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Corporation or interfere in any way with any right of the Participating Corporation Group to terminate the Participant’s Service as a Director or an Employee, as the case may be, at any time.

10.	MISCELLANEOUS PROVISIONS.

10.1 Amendment. The Board may amend the Award at any time; provided, however, that except in connection with a Change in Control, no such amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Award shall be effective unless in writing.

10.2 Compliance with Section 409A. The Corporation intends that income realized by the Participant pursuant to the Award will not be subject to taxation under Section 409A of the Code. The provisions of the Award shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Corporation, in its reasonable discretion, may amend (including retroactively) the Award in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Corporation of any particular tax result for income realized by the Participant pursuant to the Award. In any event, and except for the responsibilities of the Corporation set forth in Section 4.4., no Participating Corporation shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Award.

10.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award.

10.4 Binding Effect. Subject to the restrictions on transfer set forth herein, this Award shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10.5 Delivery of Documents and Notices. Any document relating to participation in the Award, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery electronic delivery at the e-mail address, if any, provided for the Participant by the Participating Corporation, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Award documents and any reports of the Corporation provided generally to the Corporation’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Corporation, the Participant may deliver electronically the Exercise Notice called for by Section 4.2 to the Corporation or to such third party involved in administering the Award as the Corporation may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Corporation intranet or the internet site of a third party involved in administering the Award, the delivery of the document via e-mail or such other means of electronic delivery specified by the Corporation.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 10.5(a) of this Award and consents to the electronic delivery of the documents and, if permitted by the Corporation, the delivery of the Exercise Notice, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Corporation a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Corporation by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Corporation or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Corporation of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a).

10.6 Arbitration. Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Award, the interpretation and effect of the Award or the rights of Participant under the Award shall be finally determined before one neutral arbitrator in the County of Ventura, California, U.S.A, under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any Court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator hereunder shall have no power or authority to award consequential, punitive or statutory damages.

10.7 Governing Law. This Award and the rights of the Corporation and the Participants shall be governed and interpreted in accordance with the laws of California, U.S.A.

By signing below, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of the Award, (b) accepts the Award subject to all of the terms and conditions set forth herein, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Award.

CLEAN DIESEL TECHNOLOGIES, INC.		PARTICIPANT

By:	/s/ Nikhil A Mehta	/s/ Robert Craig Breese
	Nikhil A. Mehta	Robert Craig Breese

Its: Chief Financial Officer		Date: March 26, 2012

Address:	4567 Telephone Road Suite 100	Address:	4567 Telephone Road Suite 100
	Ventura, CA 93003		Ventura, CA 93003

APPENDIX A

Definitions

a)	“Award” means this New Employee Inducement Award, which is a nonqualified stock option.

b)	“Board” means the Board of Directors of the Corporation.

c)	“Cause” means Participant’s (A) gross negligence or severe or continued misconduct in the performance of Participant’s material duties; (B) commission of or pleas of “guilty” or “no contest” to a felony offense or commission of any unlawful or criminal act which would be detrimental to the reputation or character of the Corporation; (C) participation in fraud or an act of dishonesty against the Corporation; (D) intentional material damage to or misappropriation of the Corporation’s property; material breach of Corporation policies or regulations; or (E) material breach of Participant’s Employment Agreement that is not cured to the Corporation’s reasonable satisfaction within five (5) days after written notice thereof to Participant (provided that any such breach which is not capable of cure, shall immediately constitute “Cause”).

d)	“Change in Control” means a change in ownership or control of the Corporation effected through any of the following transactions: (A) a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; (B) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; (C) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Corporation by one or more of the Corporation’s shareholders; and (D) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of the grant of this Award whose election, or a nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act of 1934. Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

e)	“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

f)	“Committee” means the Committee of the Board or any successor committee as described in Section 3.1, or, if there shall be no such Committee, the Board.

g)	“Corporation” means Clean Diesel Technologies, Inc., a Delaware corporation, or any successor corporation, and Participating Companies.

h)	“Director” means a member of the Board

i)	“Disability” means Participant’s physical or mental incapacity to perform a substantial portion of his duties and responsibilities for any period or periods which, in the aggregate, total 90 or more calendar days within any 12-month period.

j)	“Employee” means any individual who is a salaried employee on the payroll of the Corporation.

k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

l)	“Fair Market Value” means the closing sale price on the date of the grant as reported on the NASDAQ Stock Market, Inc., or, if there is no such reported price, then the average of the NASDAQ bid and asked prices, or, if there are no bid and asked prices, or if the bid and asked prices are determined by the Board in good faith for good reason not to be representative of fair market value, then the value determined in good faith by the Board. For non-trading days, the practice is to take the average of the sales or bid and asked prices, as the case may be, on trading days for a reasonable length of time determined in good faith by the Board before and after the grant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Board or Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

m)	“Good Reason” means (A) a material diminution in the nature or scope of Participant’s responsibilities, duties or authority; (B) the Corporation’s requirement that Participant be based at any location more than 50 miles from Participant’s current corporate office location in Ventura; (C) any other action or inaction that constitutes a material breach by the Corporation of the Participant’s Employment Agreement; or (D) a material diminution in Participant’s base salary.

n)	“Officer” means any person designated by the Board as an officer of the Company.

o)	“Option” means the nonqualified stock option granted to Participant under this New Employee Inducement Award.

p)	“Participating Company” means the Corporation or any Subsidiary Corporation.

q)	“Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

r)	“Service” means a Participant’s employment or service with the Corporation, whether in the capacity of an Employee or a Director. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Award. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

s)	“Shares” means a share of common stock of the Corporation, as adjusted from time to time in accordance with Section 8.

t)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

u)	“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that the Board or Committee in its discretion, may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board or Committee from time to time.

Participant:
Date:

NEW EMPLOYEE INDUCEMENT AWARD

OPTION EXERCISE NOTICE

Clean Diesel Technologies, Inc.
Attention:

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Clean Diesel Technologies, Inc. (the “Corporation”) pursuant to the New Employee Inducement Award as follows:

Date of Grant:
Number of Option Shares:
Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are vested Shares, in accordance with the Grant Notice and Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price per Share)	$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

__ Cash:	$
__ Check:	$
__ Tender of Corporation Stock:		Contact Plan Administrator
__ Cashless Exercise		Contact Plan Administrator

4. Tax Withholding. I authorize share withholding, payroll withholding and otherwise will make adequate provision for the federal, state, and local tax withholding obligations of the Corporation, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

__ Cash:	$
__ Check:	$

5. Participant Information.

My address is:

My Social Security Number is:

6. Tax Consultation. I hereby acknowledge that I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I hereby represent that I have consulted with any tax consultants that I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Corporation for any tax advice.

7. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the New Employee Inducement Award to which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

Clean Diesel Technologies, Inc.

By:
Title:
Dated: